INSTRUMENTS DEFINING RIGHTS
OF SHAREHOLDERS

		Copies of instruments defining the rights of shareholders, including the relevant portions of the Declaration of Trust and the By-Laws of AMBAC Treasurers Trust:

Excerpts from:

DECLARATION OF TRUST OF AMBAC TREASURERS TRUST

ARTICLE III
Shares of Beneficial Interest

Section 1.	Description of Shares.

		The beneficial interest in the Trust shall at all times be divided into transferable units to be called Shares of Beneficial Interest, each with a par value of one tenth of one cent ($.001). The Trustees may, from time to time, authorize the division of Shares into separate Series and the division of any Series into two or more separate classes of Shares, as they deem necessary and desirable. The different Series shall be established and designated, and the variations in the relative rights and preferences as between the different Series shall be fixed and determined, by the Trustees, without the requirement of Shareholder approval. If only one or no Series (or classes) shall be established, the Shares shall have the rights and preferences provided for herein and in Article III, Section 6 hereof to the extent relevant and not otherwise provided for herein, and all references to Series (and classes) shall be construed (as the context may require) to refer to the Trust.

		Subject to the provisions of Section 6 of this Article III, each Share shall have voting rights as provided in Article V hereof and in the By-Laws, and holders of the Shares of any Series shall be entitled to receive dividends, when, if and as declared with respect thereto in the manner provided in Article VI, Section
1 hereof. No Shares shall have any priority or preference over any other Share of the same Series (and class) with respect to dividends or distributions upon termination of the Trust or of such Series (or class) made pursuant to Article VIII, Section 2 hereof. All dividends and distributions shall be made ratably among all Shareholders of a particular Series (or class thereof) from the assets held with respect to such Series according to the number of Shares of such Series (or class thereof) from the assets held with respect to such Series according to the number of Shares of such Series (or class) held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination, as the case may be. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series (or class).
The Trustees may from time to time divide or combine the Shares of any particular Series (or class) without thereby materially changing the proportionate beneficial interest of the Shares of that Series (or class) in the assets held with respect to that Series or materially affecting the rights of Shares of any other Series (or class).

		The number of authorized Shares and the number of Shares of each Series (and class) that may be issued is unlimited. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series (or class) into one or more Series (or classes) that are now or hereafter established and designated from time to time. The Trustees may hold as treasury Shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series (or class) reacquired by the Trust.

Section 2.	Ownership of Shares.

		The ownership of Shares shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series (or class). No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Series (or class) and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series (or class) and as to the number of Shares of each Series (or class) held from time to time by each Shareholder.

Section 4.	Status of Shares and Limitation of Personal Liability.

		Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Trust shall not operate to terminate the Trust, and shall not entitle the representative of any decreased
Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or to any right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Section 5.	Power of Board of Trustees to Change Provisions
Relating to Shares.

		Notwithstanding any other provisions of this Declaration and without limiting the power of the Board of Trustees to amend the Declaration as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration, at any time and from time to time, in such manner as the Board of Trustees may determine in its sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration, provided that before adopting any such amendment without Shareholder approval the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders or that Shareholder approval is not otherwise required by the 1940 Act or other applicable law. If Shares have been issued, Shareholder approval shall be required to adopt any amendments to this Declaration which would adversely affect to a material degree the rights and preferences of the Shares of any Series (or class) or to increase or decrease the par value of the Shares of any Series (or class).

		Subject to this Section 5, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (i) of Section 6 of this Article
III.

Section 6.	Establishment and Designation of Series.

		The establishment and designation of any Series (or class) shall be effective upon the execution by a majority of the Trustees of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series (or class), or as otherwise provided in such instrument. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration.

		The three initial Series of Shares of the Trust, which Series are hereby established and designated, are AMBAC U.S.
Treasury Money Market Fund, AMBAC U.S. Government Money Market
Fund, and AMBAC Short-Term U.S. Government Income Fund.  All
Shares of each such Series shall be of a single class. Shares of the initial three Series, and Shares of each additional Series (or class) hereafter established pursuant to this Section 6, unless otherwise provided in the instrument establishing such Series (or class), shall have the following relative rights and preferences:

(a)	Assets Held With Respect to a Particular Series.  All
consideration received by the Trust for the issuance or sale of Shares of a particular Series (or class), together with all assets in which such consideration is invested or reinvested, all income, earnings and profits thereon, and the proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series (or class) for all purposes, subject only to the rights of creditors of such Series, and shall be so recorded upon the books of account of the Trust. All such consideration, assets, income, earnings, profits and proceeds thereof of a Series (or class), are herein referred to as "assets held with respect to" that Series (or class). In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (or class) (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series (or classes) in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series (or class) shall be assets held with respect to that Series (or class). Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series (and classes) for all purposes.

(b)	Liabilities Held With Respect to a Particular Series.  The
assets of the Trust held with respect to each particular Series (and class) shall be charged with all liabilities, expenses, costs, charges and reserves attributable to that Series (or class). All such liabilities, expenses, costs, charges, and reserves so charged to a Series (or class) are herein referred to as "liabilities held with respect to" that Series (or class). Any liabilities of the Trust which are not readily identifiable as being held with respect to any particular Series (or class) ("General Liabilities") shall be allocated and charged by the Trustees to, between or among any one or more of the Series (or classes) in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Liabilities so allocated to a particular Series shall be liabilities held with respect to that Series. Each such allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series (and classes) for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

(c)	Dividends, Distributions, Redemptions and Repurchases.
Notwithstanding any other provisions of this Declaration, including, without limitation, Article VI, no dividend or distribution including, without limitation, any distribution paid upon termination of the Trust or of any Series (or class) with respect to, nor any redemption or repurchase of, the Shares of any Series (or class) shall be effected by the Trust other than from the assets held with respect to such Series (or class), nor, except as specifically provided in Section 7 of this Article III, shall any Shareholder of any particular Series (or class) otherwise have any right or claim against the assets held with respect to any other Series (or class) except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series (or class). The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income or capital gains and which items shall be treated as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

(d)	Voting.  All Shares of the Trust entitled to vote on a
matter shall vote separately by Series (and, if applicable, by class): that is, the Shareholders of each Series (or class) shall have the right to approve or disapprove matters affecting the Trust and each respective Series (or class) as if the Series (or class) were separate companies. There are, however, two exceptions to voting by separate Series (or classes). First, if as to any matter the 1940 Act requires or permits all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series (or classes), then all Shares entitled to vote on such matter shall vote as a single class. Second, if any matter affects only the interests of some but not all Series (or classes), then only the Shareholders of such affected Series (or classes) shall be entitled to vote on the matter.

(e)	Equality.  All the Shares of each particular Series (or
class) shall present an equal proportionate interest in the assets held with respect to that Series (or class) (subject to the liabilities held with respect to that Series (or class) and such rights and preferences as may have been established and designated with respect to classes of Shares within such Series (or class)), and each Share of any particular Series (or class) shall be equal to each other Share of that Series (or class).

(f)	Fractional Shares.  Any fractional Share of a Series (or
class) shall carry proportionately all the rights and obligations of a whole share of that Series (or class), including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Trust.

(g)	Exchange Privilege.  The Trustees shall have the authority
to provide that the holders of Shares of any Series (or class) shall have the right to exchange said Shares for Shares of one or more other Series (or classes) of Shares in accordance with such requirements, limitations and procedures as may be established by the Trustees.

Section 7.	Indemnification of Shareholders.

	If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to his or her being or having been a Shareholder, and not because of his or her acts or omissions, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Trust against all loss and expense arising from such claim or demand.



ARTICLE IV
The Board of Trustees

Section 1.	Number, Election and Tenure.

		The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees; provided, however, that the number of Trustees shall in no event be less than one (1) nor more than fifteen (15). Except as required by the 1940 Act, Trustees need not be elected by Shareholders. The Board of Trustees, by action of a majority of the then Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees or remove Trustees with or without cause; except that a vacancy shall be filled only by a person elected by Shareholders if required by the 1940 Act. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose. Any Trustee may be removed at any meeting of Shareholders by a vote of two-thirds of the outstanding Shares of the Trust. A meeting of Shareholders for the purpose of electing or removing one or more Trustees shall be called (i) by the Trustees upon their own vote, or (ii) upon the demand of a Shareholder or Shareholders owning Shares representing 10% or more of all votes entitled to be cast by outstanding Shares.

Section 3.	Powers.

		Subject to the provisions of this Declaration, the business of the Trust shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may:... (v) provide for the issuance, sale and distribution of Shares by the Trust directly or through one or more Principal Underwriters or otherwise; (vi) redeem, repurchase, retire, cancel, acquire, hold, resell, reissue, classify, reclassify, and transfer and otherwise deal in Shares pursuant to applicable law; (vii) set record dates for the determination of Shareholders with respect to various matters; (viii) declare and pay dividends and distributions to Shareholders of each Series (or class) from the assets of such Series (or classes);... (xii) indemnify any Person with whom the Trust has dealings, including the Shareholders, Trustees, officers, employees, agents, Investment Managers, or Principal Underwriters of the Trust, to the extent permitted by law and not inconsistent with any applicable provisions of the By-Laws as the Trustees shall determine; . . .

Section 5.	Payment of Expenses by Shareholders.

	The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trusts custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional
Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 7.	Service Contracts.

		(e)	The fact that:

	(i)	any of the Shareholders, Trustees, or officers of the
Trust is a shareholder, director, officer, partner, trustee, employee, Investment Manager, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or Principal Underwriters or distributors contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

	(ii)	any corporation, trust, association or other
organization with which an advisory, management or administration contract or Principal Underwriters or distributors contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriters or distributors contract, or transfer, shareholder servicing or other service contract with other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same, or create any liability or accountability to the Trust or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

ARTICLE V
Shareholders Voting Powers

		Subject to the provisions of Article III, Section 6(d), the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, and (ii) with respect to such additional matters relating to the Trust as may be required by this Declaration, the By-Laws, the 1940 Act or any registration of the Trust with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except that (i) Shares held in the Treasury as of the record date, as determined in accordance with the By-Laws, shall not be voted, and (ii) when Shares of more than one Series (or class) vote together on a matter as a single class, each Share (or fraction thereof) shall be entitled to that number of votes which is equal to the net asset value of such Share (or fractional Share) determined as of the applicable record date. There shall be no cumulative voting in the election of Trustees.

		Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration or the By-Laws to be taken by Shareholders votes and meetings and related matters.

ARTICLE VI
Net Asset Value, Distributions and Redemptions

Section 1.	Determination of Net Asset Value, Net Income,
Dividends and Distributions.

		Subject to Article III, Section 6 hereof, the Trustees, in their absolute discretion, may prescribe such bases and times for valuing the net assets of the Trust and determining the net asset value of Shares, which net asset value shall be separately determined for each Series (and class), for determining the net income attributable to the Shares of any Series (or class), or for declaring and paying dividends and other distributions on Shares of any Series (or class), as they may deem necessary or desirable.

Section 2.	Redemptions and Repurchases.

		The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of a proper instrument of transfer together with a request directed to the Trust or a Person designated by the Trust that the Trust purchase such Shares or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof by wire or check, in accordance with applicable law, less the amount of any deferred sales charge or redemption fee that is applicable.
Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made in proper form, except as may otherwise be permitted by the 1940 Act.

		The redemption price may in any case or cases be paid wholly or partly in kind if the Trustees determine that it would be detrimental to the best interests of remaining Shareholders of the Series for which the Shares are being redeemed to pay any redemption or redemptions in cash. Subject to the foregoing, the fair value, selection and quantity of securities or other property so paid or delivered as all or part of the redemption price may be determined by or under authority of the Trustees. In no case shall the Trust be liable for any delay of any corporation or other Person in transferring securities selected for delivery as all or part of any payment in kind.

Section 3.	Redemptions at the Option of the Trust.

		The Trust shall have the right at its option and at any time to redeem Shares from any Shareholder at the net asset value thereof as described in Section 1 of this Article VI if at such time, and as a result of one or more redemptions of one or more Shares by such Shareholder, the aggregate net asset value of the Shares in such Shareholders account with the Trust or any Series is less than $100,000 or such lesser amount no greater than the minimum initial investment amount then applicable for investments in the Trust or the applicable Series, as the Trustees may from time to time determine.

ARTICLE VII
Compensation and Limitation of Liability of Trustees

Section 2.	Indemnification and Limitation of Liability.

		The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Investment Manager or Principal Underwriter of the Trust, nor shall any Trustee by responsible for the act or omission of any other Trustee, and the Trust out of its assets shall indemnify and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustees performance of his duties as a Trustee of the Trust to the fullest extent permitted by law;
provided that nothing herein contained shall indemnify, hold harmless or protect any Trustee from or against any liability to the Trust or any Shareholder to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 3.	Trustees Good Faith Action; Expert Advice; No Bond or
Surety.

		The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

ARTICLE VIII
Miscellaneous

Section 2.	Termination of Trust or Series.

		Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of the holders of a majority of the outstanding Shares of each Series entitled to vote, voting separately by Series, or by the Trustees by written notice to the Shareholders. Any Series (or class) may be terminated at any time by vote of the holders of a majority of the outstanding Shares of that Series (or class) or by the Trustees by written notice to the Shareholders of that Series.

		Upon termination of the Trust (or any Series or class, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to each Series (or the applicable Series or class, as the case may be), whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held, severally, with respect to each Series (or the applicable Series or class, as the case may be) to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to each Series (or the applicable Series or class, as the case may be) to the Shareholders of that Series (or class), as a Series (or class), ratable according to the number of Shares of that Series
(or class) held by the several Shareholders on the date of termination.



Section 3.	Merger and Consolidation.

		The Trustees may cause (i) the Trust or one or more of its Series to the extent consistent with applicable law to be merged into or consolidated with another trust or company, (ii)
Shares of the Trust or any Series to be converted into beneficial interests in another business trust (or series thereof) created pursuant to this Section 3 of Article VIII, (iii) the sale of substantially all of the assets of the Trust or one or more of its Series to another trust or company in exchange for the assumption of the liabilities of the Trust or the Series and the issuance of beneficial interests in such trust or company, or (iv) Shares to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. Such merger or consolidation, Share conversion, sale of assets or Share exchange must be authorized by vote of the holders of a majority of the outstanding Shares of the affected Series; provided that in all respects not governed by applicable law, the Trustees shall have the power to prescribe the procedures necessary or appropriate to accomplish the transaction including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of Shares of the Trust or any Series into beneficial interests in such separate business trust or trusts (or series thereof). The Trustees may also cause substantially all of the assets of any Series (the "Acquired Series") to be sold to another Series if authorized by vote of the holders of a majority of the outstanding Shares of the Acquired Series, and to the extent not governed by applicable law, the Trustees shall have the power to prescribe the procedures necessary or appropriate to accomplish the transaction. Upon consummation of any transaction contemplated by this Section 3, the Trust or applicable Series, as the case may be, shall distribute its remaining assets to Shareholders and terminate as provided by Section 2 of this
Article VIII.

Section 4.	Amendments.

(a)	This Declaration may be restated or amended at any time by
an instrument in writing signed by a majority of the Trustees and, if required by applicable law or this Declaration or the By-Laws, by approval of such amendment by Shareholders in accordance with
Article V hereof and the By-Laws. Any such restatement or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Trust may be restated or amended by a similar procedure, and any such restatement or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

(b)	Nothing contained in this Declaration shall permit the
amendment of this Declaration to impair the exemption from personal liability of this Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments on Shareholders.

Section 5.	Filing of Copies; References; Headings.

		The original or a copy of this Declaration and of each restatement and amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder.

Section 8.	Business Trust Only.

		It is the intention of the Trustees to create a business trust pursuant to the Act and thereby to create only the relationship of trustee and beneficial owners within the meaning of such Act between the Trustees and each Shareholder. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the Act. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Excerpts from:
BY-LAWS OF AMBAC TREASURERS TRUST

ARTICLE II
Meetings of Shareholders

Section 1.	Time and Place of Meetings.

		All meetings of Shareholders shall be held at such time and place, whether within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.	Meetings.

		Meetings of Shareholders of the Trust or any Series (or class) shall be held whenever a vote of such Shareholders is required by the Declaration and at such other times as the Trustees may determine to be necessary, appropriate or advisable. Meetings of Shareholders to consider any matter as to which a vote of Shareholders is required by the 1940 Act or is permitted to be requested by Shareholders pursuant to the 1940 Act and as to which the Trustees have not called a meeting of Shareholders shall be called by the secretary upon the written request of the holders of Shares entitled to cast not less than ten percent (10%) of all the votes then entitled to be case on such matter at a meeting of Shareholders. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such Shareholders of the estimated reasonable cost of preparing and mailing such notice of the meeting. Upon payment to the Trust of such costs, the secretary shall give notice stating the purpose or purposes of the meeting to each Shareholder entitled to vote at such meeting. Unless requested by Shareholders entitled to cast a majority of all votes entitled to be cast on such matter, a meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of Shareholders held during the preceding twelve (12) months.

Section 3.	Notice of Meetings.

		Written notice of each meeting of Shareholders stating the place, date and hour thereof, and in the case of a special meeting, specifying the purpose or purposes thereof, shall be given, to each Shareholder entitled to vote thereat, not less than ten (10) nor more than ninety (90) days prior to the meeting either by mail or by presenting it to such Shareholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the Shareholder at his post office address as it appears on the records of the Trust.

		If action is proposed to be taken at any meeting for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall state the general nature of that proposal.

Section 4.	Quorum; Adjournments.

		Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of Shareholders the holders of Shares representing forty percent (40%) of the Shares entitled to vote on a matter, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business as to such matter. This section shall not affect any applicable requirement of law or the Declaration for the vote necessary for the adoption of any measure. In the absence of a quorum, the Shareholders present in person or represented by proxy and entitled to vote on a matter shall have power to adjourn the meeting with respect to such matter from time to time without notice other than announcement at the meeting until such quorum shall be present. The holders of Shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting on a matter shall also have the power to adjourn the meeting. Written notice shall be given as required by Article III, Section 3, if a meeting is adjourned to a date more than one hundred twenty (120) days after the record date originally scheduled with respect to the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting.

Section 5.	Voted Required.

		Except as otherwise provided by applicable law, by the Declaration or by these By-Laws and subject to the provisions of
Article III, Section 6(d) of the Declaration, when a quorum is present at any meeting, a majority of the Shares voted shall decide all questions and a plurality shall elect a Trustee.

Section 6.	Voting.

		At any meeting of Shareholders, each Shareholder having the right to vote shall be entitled to vote in person or by proxy, and each Shareholder of record shall be entitled to cast such number of votes as specified by Article V of the Declaration for each Share (and fractional share) entitled to vote so registered in his name on the records of the Trust on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. Shares held by two or more persons (whether as joint tenants, co-fiduciaries or otherwise) will be voted as follows, unless written instrument or court order providing to the contrary has been filed with the secretary of the
Trust: (1) if only one votes, his vote will bind all; (2) if more than one votes, the vote of the majority will bind all; and (3) if more than one votes and the vote is evenly divided, the Shares will be voted in accordance with the determination of a majority of such persons and any person appointed to act by a court of competent jurisdiction, or, in the absence of such appointment, the vote will be cast proportionately.

Section 7.	Proxies.

		Each proxy shall be in writing executed by the Shareholder giving the proxy or by his duly authorized attorney. No proxy shall be valid after the expiration of eleven (11) months from its date, unless a longer period is provided for in the proxy.

Section 9.	Informal Action by Shareholders.

		Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if (i) a consent in writing, setting forth such action, is signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize such action at a meeting of Shareholders at which all Shares issued and outstanding and entitled to vote thereat were present in person or by proxy, and (ii) such consents are filed with the records of the Trust.

ARTICLE III
Trustees

Section 3.	Vacancies.

Vacancies in the Board of Trustees may be filled by a majority of the then remaining Trustees at a duly constituted meeting; except that a vacancy shall be filled only by a person elected by Shareholders if required by the 1940 Act.

ARTICLE IV
Waiver of Notice

		Whenever any notice is required to be given pursuant to law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or, in the case of any waiver of notice of any meeting of Shareholders, signed by the proxy for a person entitled to notice thereof, whether before or after the time stated therein, shall be deemed equivalent of the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law, the Declaration or these By-Laws. The attendance by any person at any meeting in person, or in the case of a meeting of Shareholders, by proxy, shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VII
Records and Reports

Section 1.	Maintenance and Inspection of Share Register.

		This Trust shall keep at its principal executive office or at the office of its transfer agent, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and Series (and class) of Shares held by each Shareholder.

Section 2.	Maintenance and Inspection of By-Laws.

		The Trust shall keep at its principal executive office the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

Section 3.	Maintenance and Inspection of Other Records.

		The accounting books and records of the Trust and minutes of proceedings of the Shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any Shareholder at any reasonable time during usual business hours for a purpose reasonably related to the holders interests as a Shareholder. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. Inspection by any Shareholder of the Shareholder list and books and records of the Trust shall be at the discretion of the Trustees.

Section 5.	Financial Statements.

		The Trustees shall submit to the Shareholders such written financial reports as are required by the 1940 Act.

ARTICLE IX
Shares of Beneficial Interest

Section 1.	Certificates of Shares.

		The Trust shall not be obligated to issue certificates representing Shares of the Trust or any Series (or class), except that the Trustees may determine to authorize the issuance of certificates for Shares of any Series (or class), and in such case, certificates shall be issued in accordance with such procedures as the Trustees may establish. If certificates for Shares are issued, each such certificate shall be signed by the chairman, if there be one, or by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer. Certificates may be sealed with the seal of the Trust. The signatures and seal, if any, on a certificate may be either manual or facsimile. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A full record of the issuance of each certificate and the identifying number assigned thereto shall be made on the books and records of the Trust usually kept for the purpose or required by statute.

Section 2.	Transfers of Shares.

		Upon surrender to the Trust or its transfer agent of a certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Shares of the Trust or any Series (or class) not represented by certificates shall be transferred by recording the transaction on the books of the Trust upon presentation of proper evidence of succession, assignment or authority to transfer.

		The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

Section 3.	Lost Certificate.

		The Trustees may by resolution establish procedures pursuant to which a new certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the Trust which have been mutilated or which are alleged to have been lost, stolen or destroyed, upon presentation of each such mutilated certificate, or the making of an affidavit by the person claiming any such certificate to have been lost, stolen or destroyed as to the fact and circumstances of the loss, theft or destruction thereof. The Trustees, in their discretion and as a condition precedent to the issuance of any new certificate, may include among such procedures a requirement that the owner of any certificate alleged to have been lost, stolen or destroyed, or the owners legal representative, furnish the Trust with a bond, in such sum and with such surety or sureties as the Trustees may direct, as indemnity against any claim that may be made against the Trust in respect of such lost, stolen or destroyed certificate.

Section 4.	Fixing of Record Date.

		For purposes of determining the Shareholders entitled to notice of, or to vote at, any meeting of Shareholders or at any adjournment thereof in respect of which a new record date is not fixed, or entitled to express written consent to or dissent from the taking of action by Shareholders without a meeting, or for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of Shares, or for the purpose of any other lawful action, the Trustees may fix, in advance, a date as the record date for any such determination of Shareholders. Such date shall not be more than ninety (90) days, and in case of a meeting of Shareholders not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of Shareholders is to be held or taken. If no record date is fixed, (a) the record date for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the later of: (i) the close of business on the day on which the notice of meeting is first mailed to any Shareholder; or (ii) the thirtieth (30th) day before the meeting;
(b) the record date for determining the Shareholders entitled to express written consent to the taking of any action without a meeting, when no prior action by the Trustees is necessary, shall be the day on which the first written consent is expressed; and
(c) the record date for the determination of Shareholders entitled to receive payment of a dividend or other distribution or an allotment of any other rights shall be at the close of business on the day on which the resolution of the Trustees, declaring the dividend, distribution or allotment of rights, is adopted.

ARTICLE XIII
Declaration of Trust

		The Agreement and Declaration of Trust establishing the Trust, dated June 27, 1995, and all amendments thereto, provides that the name "AMBAC Treasurers Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and that no Trustee, Shareholder, officer, employee or agent of the Trust shall be held personally liable, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection the affairs of the Trust, but the Trust Property only shall be liable.



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